Exhibit 10.2

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into as of March 21, 2006 by and between Quepasa Corporation, a Nevada corporation (the “Company”), and Jeffrey Peterson (“Peterson”).

WHEREAS, the Company, through its Board of Directors, desires to retain the services of Peterson, and Peterson desires to be retained by the Company, on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. EMPLOYMENT. The Company hereby employs Peterson, and Peterson hereby accepts employment, as Chief Technical Officer (“CTO”) upon the terms of and subject to this Agreement. The Company further agrees to refer to Peterson as “Founder and Chief Technical Officer” in all correspondence, press releases, Securities and Exchange Commission (“SEC”) filings, and all other documents referring to Peterson.

2. TERM. The term (the “Term”) of this Agreement shall commence on the date hereof, and shall continue for an initial term of three (3) years or until otherwise terminated in accordance with the terms of this Agreement.

3. DUTIES. During his employment hereunder, Peterson will serve in such capacity and with such duties as shall be assigned from time to time by the Chief Executive Officer of the Company. Peterson shall diligently perform his duties as CTO and shall devote the substantial portion of his business time and effort to his employment with the Company and his duties hereunder. During the Term, Peterson shall not, directly or indirectly, alone or as a member of a partnership, or as an officer, director, employee or agent of any other person, firm or business organization engage in any other business activities or pursuits requiring his personal service that materially conflict with his duties hereunder or the diligent performance of such duties. The Company acknowledges that Peterson has participated and will participate in the business activities of other non-competing companies. Participation in such non-competing companies shall not constitute a breach of this Agreement.

4. COMPENSATION.

a. Confirmation of Existing Options. The Company acknowledges and confirms that it has issued to Peterson an aggregate of 1,400,000 options, all of which are fully vested, immediately exercisable and fully disclosed in the Company’s SEC filings (the “Options”).

b. Salary. Peterson shall receive a salary of $100 per year. However, in the event Peterson’s employment is terminated as hereinafter defined, regardless of the grounds for termination, even if such termination is for “Cause”, as hereinafter defined, Peterson shall receive a $250,000 termination payment, payable within 10 days of such termination. “Termination” shall include: (i) the affirmative termination of Peterson’s employment, (ii) a significant change in Peterson’s employment responsibilities, (iii) a change in the location of Peterson’s employment without the consent of Peterson, (iv) a substantial reduction in office facilities or employment benefits provided to Peterson, (v) a Change of Control, as hereinafter defined, (vi) Peterson’s death, or (vii) Peterson’s disability as hereinafter defined.

c. Bonus. Peterson shall participate in any management bonus program established by the Company and offered to other key employees of the Company.

d. Insurance. During his employment hereunder, Peterson shall be entitled to participate in all such health, life, disability and other insurance programs, if any, that the Company may offer to other key executive employees of the Company from time to time.

e. Other Benefits. During his employment hereunder, Peterson shall be entitled to all such other benefits that the Company may offer to other key executive employees or members of the Board of Directors of the Company.

f. Expense Reimbursement. Peterson shall, upon submission of appropriate supporting documentation, be entitled to reimbursement of reasonable out-of-pocket expenses incurred in the performance of his duties hereunder in accordance with policies established by the Company and as is customary.

g. Adjustment to Option Terms. The exercise price and number of shares issuable pursuant to the Options shall be proportionately adjusted upon the occurrence of any “Adjustment Event” (as hereinafter defined) such that Peterson shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in the Options and in lieu of the shares of common stock immediately theretofore purchasable and receivable upon the exercise of the Options, such securities, money or other property as would have been issued or delivered to Peterson if he had exercised the Options and had received such shares of common stock prior to such Adjustment Event. As used herein “Adjustment Event” shall mean (i) any reclassification, capital reorganization, recapitalization, stock dividend, stock split or other capital reorganization or change of securities of the class or series issuable upon the exercise of the Options, (ii) any consolidation or merger of the Company with or into another corporation or other entity (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of securities of the class or series issuable upon exercise of the Options) or (iii) any sale, lease or conveyance to another person or entity of all or substantially all the assets of the Company. The foregoing provisions shall similarly apply to successive Adjustment Events. This provision is not meant to broaden or lessen any rights the

Peterson has with respect to the underlying securities available for purchase pursuant to the terms of the Options.

5. GROUNDS FOR TERMINATION. The Board of Directors of the Company may terminate this Agreement for Cause, subject to the termination payment required under paragraph 4b above. As used herein, “Cause” shall mean any of the following: (i) an act of willful misconduct or gross negligence by Peterson in the performance of his material duties or obligations to the Company; if such act is capable of cure, Peterson shall be given written notice and such act shall not be deemed a basis for Cause if cured within 60 days after written notice is received by Peterson specifying the alleged failure in reasonable detail (and during such 60 day period, Peterson shall continue to be employed by the Company at full pay), or (ii) conviction of Peterson of a felony involving moral turpitude or (iii) a material act of dishonesty or breach of trust on the part of Peterson resulting or intended to result directly or indirectly in personal gain or enrichment at the expense of the Company.

6. TERMINATION BY PETERSON FOR GOOD REASON. Peterson may terminate this Agreement with Good Reason. In the event of termination by Peterson for Good Reason, Peterson shall be entitled to the termination payment set forth in paragraph 4b above. “Good Reason” means:

a. The Company materially breaches the provisions of this Agreement and Peterson provides at least 15 days’ prior written notice to the Company of the existence of such breach and his intention to terminate this Agreement (no such termination shall be effective if such breach is cured during such period); or

b. The Company fails to comply with the provisions of Paragraph 4;

c. The Company requires Peterson to work in a non-supervisory or non-management position; or

d. The Company decreases Peterson’s compensation (salary or bonus opportunity); or

e. The Company materially reduces Peterson’s welfare benefits, including without limitation: paid vacation; paid sick time; paid legal and floating holidays; medical and dental insurance; any life or disability insurance (collectively, the “Benefits”); provided, however, that any change in Benefits that is made by the Company that applies to its employees generally, shall not be considered as giving rise to “Good Reason”; or

f. Peterson is required, without his prior written consent, to relocate his office more than seventy-five miles from the office Peterson currently reports to.

7. VOLUNTARY TERMINATION BY PETERSON. Peterson may at any time terminate this Agreement and resign from his employment with the Company.

8. [THIS PARAGRAPH INTENTIONALLY DELETED]

9. CHANGE OF CONTROL.

a. For purposes of this Agreement, the term “Change of Control” shall mean:

i. The acquisition, other than from the Company, by any individual, entity or group (within the meaning of §13(d)(3) or §14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act) (any of the foregoing described in this Paragraph hereafter a “Person”) of 30% or more of either (a) the then outstanding shares of Capital Stock of the Company (the “Outstanding Capital Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”), provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any Person that is eligible, pursuant to Rule l3d-l(b) under the Exchange Act, to file a statement on Schedule l3G with respect to its beneficial ownership of Voting Securities, whether or not such Person shall have filed a statement on Schedule 13G, unless such Person shall have filed a statement on Schedule l3D with respect to beneficial ownership of 30% or more of the Voting Securities or (z) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Capital Stock and Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Capital Stock and Voting Securities, as the case may be, shall not constitute a Change of Control; or

ii. Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule l4a-ll of Regulation l4A, or any successor section, promulgated under the Exchange Act); or

iii. Approval by the shareholders of the Company of a reorganization, merger or consolidation (a “Business Combination”), in each case, with respect to which all or substantially all holders of the Outstanding Capital Stock and Voting

Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from Business Combination; or

iv. (a) A complete liquidation or dissolution of the Company or (b) a sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Capital Stock and Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Capital Stock and Voting Securities, as the case may be, immediately prior to such sale or disposition.

10. DISABILITY.

For purposes of this Agreement, “disability” is defined to mean that, as a result of Peterson’s incapacity due to physical or mental illness:

a. Peterson shall have been absent from his duties as an officer of the Company on a substantially full-time basis for six (6) consecutive months; and

b. Within thirty (30) days after the Company notifies Peterson in writing that it intends to replace him, Peterson shall not have returned to the performance of his duties as an officer of the Company on a full-time basis.

11. INDEMNIFICATION. If litigation shall be brought, in the event of breach or to enforce or interpret any provision contained herein, the non-prevailing party shall indemnify the prevailing party for reasonable attorney’s fees (including those for negotiations, trial and appeals) and disbursements incurred by the prevailing party in such litigation, and hereby agrees to pay prejudgment interest on any money judgment obtained by the prevailing party calculated at the generally prevailing NationsBank of Florida, N.A. base rate of interest charged to its commercial customers in effect from time to time from the date that payment(s) to him should have been made under this Agreement. Additionally, the Company shall indemnify and hold harmless Peterson from any and all liabilities and claims which arise out of his employment with the Company in conformance with the laws of the State of Nevada and/or the Articles of Incorporation and Bylaws of the Company.

12. CONFIDENTIALITY.

a. Nondisclosure. Peterson acknowledges and agrees that the Confidential Information (as defined below) is a valuable, special and unique asset of the Company’s business. Accordingly, except in connection with the performance of his duties hereunder, Peterson shall not at any time during or subsequent to the term of his employment hereunder disclose, directly or indirectly, to any person, firm, corporation, partnership, association or other entity any proprietary or confidential information relating to the Company or any information concerning the Company’s financial condition or prospects, the Company’s customers, the design, development, manufacture, marketing or sale of the Company’s products or the Company’s methods of operating its business (collectively “Confidential Information”). Confidential Information shall not include information which, at the time of disclosure, is known or available to the general public by publication or otherwise through no act or failure to act on the part of Peterson.

b. Return of Confidential Information. Upon termination of Peterson’s employment, for whatever reason and whether voluntary or involuntary, or at any time at the request of the Company, Peterson shall promptly return all Confidential Information in the possession or under the control of Peterson to the Company and shall not retain any copies or other reproductions or extracts thereof. Peterson shall at any time at the request of the Company destroy or have destroyed all memoranda, notes, reports, and documents, whether in “hard copy” form or as stored on magnetic or other media, and all copies and other reproductions and extracts thereof, prepared by Peterson and shall provide the Company with a certificate that the foregoing materials have in fact been returned or destroyed.

c. Books and Records. All books, records and accounts whether prepared by Peterson or otherwise coming into Peterson’s possession, shall be the exclusive property of the Company and shall be returned immediately to the Company upon termination of Peterson’s employment hereunder or upon the Company’s request at any time.

13. INJUNCTION/SPECIFIC PERFORMANCE SETOFF. Peterson acknowledges that a breach of any of the provisions of Paragraph 12 hereof would result in immediate and irreparable injury to the Company which cannot be adequately or reasonably compensated at law. Therefore, Peterson agrees that the Company shall be entitled, if any such breach shall occur or be threatened or attempted, to a decree of specific performance and to a temporary and permanent injunction, without the posting of a bond, enjoining and restraining such breach by Peterson or his agents, either directly or indirectly, and that such right to injunction shall be cumulative to whatever other remedies for actual damages to which the Company is entitled. Peterson further agrees that the Company may set off against or recoup from any amounts due under this Agreement to the extent of any losses incurred by the Company as a result of any breach by Peterson of the provisions of Paragraph 12 hereof.

14. SEVERABILITY. Any provision in this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15. SUCCESSORS. This Agreement shall be binding upon Peterson and inure to his and his estate’s benefit, and shall be binding upon and inure to the benefit of the Company and any permitted successor of the Company. Neither this Agreement nor any rights arising hereunder may be assigned or pledged by Peterson or anyone claiming through Peterson; or by the Company, except to any corporation which is the successor in interest to the Company by reason of a merger, consolidation or sale of substantially all of the assets of the Company. The foregoing sentence shall not be deemed to have any effect upon the rights of Peterson upon a Change of Control.

16. CONTROLLING LAW. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Nevada.

17. NOTICES. Any notice required or permitted to be given hereunder shall be written and sent by registered or certified mail, telecommunicated or hand delivered at the address set forth herein or to any other address of which notice is given:

To the Company:	Quepasa Corporation 410 N. 44th Street, Suite 450 Phoenix, AZ 85008 Attention: Chairman

To Peterson:	Jeffrey Peterson Current Home Adress

18. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto on the subject matter hereof and supersedes applicable prior agreements and understanding, both written and oral, among the parties, and may not be modified without the written agreement of both parties hereto.

19. WAIVER. A waiver by any party of any of the terms and conditions hereof shall not be construed as a general waiver by such party.

20. COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be deemed an original and both of which together shall constitute a single agreement.

21. INTERPRETATION. In the event of a conflict between the provisions of this Agreement and any other agreement or document defining rights and duties of Peterson or the Company upon Peterson’s termination, the rights and duties set forth in this Agreement shall control.

22. CERTAIN LIMITATIONS ON REMEDIES. The remedies provided to Peterson under this Agreement shall constitute the sole and exclusive remedies of Peterson with respect to the subject matter of this Agreement.

23. SURVIVAL. The provisions of this Agreement shall survive the expiration or early termination of this Agreement.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, this Employment Agreement has been executed by the parties as of the date first above written.

QUEPASA CORPORATION

By:
Name:
Title:

Jeffrey Peterson